STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of December 23, 2005, by and between MILLER PETROLEUM, INC., a Tennessee corporation (the "Company"), WIND CITY OIL & GAS, LLC, a Delaware limited liability company ("Buyer"), and, solely with respect to Section 6.3 hereof, Deloy Miller, an individual (“Miller”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue to Buyer, and Buyer desires to purchase, 2,900,000 shares (the "Shares") of common stock, par value $0.0001 per share, of the Company ("Common Stock"); and

WHEREAS, simultaneously herewith, Buyer and/or an affiliate thereof are entering into an operating agreement with the Company pursuant to which the parties will jointly drill and develop certain oil and gas properties (the "Operating Agreement").

NOW THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

1.  Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to Buyer, and Buyer hereby agrees to purchase from the Company, for and in consideration of the Purchase Price (as defined below), the Shares.

2.  Consideration. The purchase price for the purchase and sale of the Shares shall be an amount equal to $4,350,000 (the “Purchase Price”).

3.  Closing.

3.1.  Location and Timing. The purchase and sale of the Shares shall take place at the offices of the Company on the date hereof or on such other date or at such other location as the parties hereto shall mutually agree upon (hereinafter referred to as the "Closing" or the "Closing Date").

3.2.  Closing Deliveries. At the Closing, (i) the Company shall issue, sell, transfer and deliver the Shares to Buyer and (ii) Buyer shall deliver the Purchase Price, by wire transfer of immediately available funds, in the amounts, to the parties and to the accounts as set forth on Schedule 3.1 annexed hereto.

4.  Representations and Warranties of the Company. The Company represents and warrants to Buyer as follows:

4.1.  Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Tennessee. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted, and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business except for such jurisdictions in which the failure to be so registered, qualified or in good standing would not be expected to have a material adverse effect on the Company’s business or financial condition.

4.2.  Due Execution; Enforceability; Consents. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all necessary action on the part of the Company (including, without limitation, any required approval of the stockholders of the Company). This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery hereof by Buyer, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body is required in connection with the execution and delivery of this Agreement and the valid issuance and sale of the Shares pursuant to the terms hereof, except for any filings required to be made by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with respect to the registration of the Shares pursuant to Section 6.1 hereof.

4.3.  No Conflicts. The execution and delivery of this Agreement and the agreements and documents contemplated hereby by the Company and the consummation of the transactions contemplated hereby do not and will not (a) with or without the giving of notice or the passage of time or both, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the right to accelerate or loss of rights under or the creation of any lien, encumbrance or charge upon any assets or property of the Company, pursuant to the terms or provisions of any contract, agreement, commitment, indenture, mortgage, deed of trust, pledge, security agreement, note, lease, license, covenant, understanding or other instrument or obligation to which the Company is a party or by which any of the Company's properties or assets may be bound or affected, except any such conflicts, breaches, defaults, et al. that, individually or in the aggregate, would not be expected to have a material adverse effect on the Company’s business or financial condition, (b) violate any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon the Company or any Law (as hereinafter defined) applicable to the Company or any of its assets or properties, or (c) violate or conflict with any provision of the Company’s charter or by-laws..

4.4.  Shares Duly Issued. The Shares have been duly authorized and, when issued in accordance with the terms and conditions of this Agreement, shall be validly issued, fully-paid and non-assessable, free and clear of all liens.

4.5.  Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, of which _________ shares are issued and outstanding. The current capitalization of the Company, on a fully-diluted basis taking into account the issuance of the Shares as contemplated hereby, has been previously provided to Buyer. Except as set forth on Schedule 4.5 hereto, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, rights to acquire or subscribe to, or calls or commitments of any character whatsoever to which the Company is a party or may be bound, requiring the issuance or sale of shares of any class of capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, (iii) there are no contracts, commitments, understandings or arrangements for which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to acquire or subscribe to any additional shares of any class of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities, and (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

4.6.  SEC Reports. All reports required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) within the last two fiscal years (“SEC Reports”) (i) have been filed, (ii) comply in all material respects with the Exchange Act and the Securities Act of 1933, as amended (the “Act”), as applicable, and the rules and regulations of the SEC, and, to the knowledge of the Company, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading. The SEC Reports and the financial statements contained therein fairly present, in all material respects, the business and financial condition of the Company as and at the dates thereof.

4.7.  No Litigation. There are no actions, suits, proceedings, charges, complaints, inquiries, audits, investigations or requests for information (each, a "Proceeding") instituted by or against, or, to the knowledge of the Company, threatened against the Company, whether at law or in equity, except for any such Proceedings in the ordinary course of the Company’s business or Proceedings which would not, individually or in the aggregate, result in a material adverse effect on the Company’s business or financial condition.

4.8.  Compliance with Laws. The Company is in compliance with all (i) applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and changes thereunder) of federal, state, local and foreign governments (and all agencies thereof) (collectively, “Laws”), asserting or claiming jurisdiction over it or over any part of its operations and (ii) permits, certificates, licenses, approvals, registrations and authorizations required by it in connection with the conduct of the business of the Company under all federal, state and local laws, rules and regulations ("Permits"). All Permits are in full force and effect.

5.  Representations and Warranties of Buyer. Buyer represents and warrants to the Company as follows:

5.1.  Due Execution; Enforceability. The execution and delivery of this Agreement, and the performance by Buyer of its obligations hereunder, have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery hereof by the Company, this Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

5.2.  No Conflicts. The execution and delivery of this Agreement and the agreements and documents contemplated hereby by Buyer and the consummation of the transactions contemplated hereby do not and will not (a) with or without the giving of notice or the passage of time or both, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the right to accelerate or loss of rights under or the creation of any lien, encumbrance or charge upon any assets or property of Buyer, pursuant to the terms or provisions of any contract, agreement, commitment, indenture, mortgage, deed of trust, pledge, security agreement, note, lease, license, covenant, understanding or other instrument or obligation to which Buyer is a party or by which any of Buyer's properties or assets may be bound or affected, or (b) violate any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon Buyer or any Law applicable to Buyer or any of its assets or properties.

5.3.  Taxes. Any obligation or liability for taxes (state, federal or otherwise) incurred by Buyer in connection with this Agreement or the transactions contemplated hereby shall be the responsibility of and be paid for by Buyer.

5.4.  Accredited Investor. Buyer is an Accredited Investor as that term is defined under Regulation D promulgated under the Act. Buyer is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of his entire investment in the Company in the event such loss should occur.

5.5.  Sophistication. Buyer acknowledges that he is a sophisticated investor, has such knowledge and experience in financial and business matters in general and has full familiarity with the current business and future business prospects of the Company and the financial and other affairs of the Company and acknowledges that he has had access to and has received sufficient information about the Company, including any and all such information requested by Buyer in order to make an informed decision as to the sale of the Shares to Buyer and the transactions contemplated hereby. In addition, Buyer acknowledges that he has had access to the officers, directors and employees of the Company to discuss the business, affairs and prospects of the Company and has had the opportunity to obtain additional information necessary to evaluate the merits and the risks of engaging in the transactions contemplated by this Agreement. Buyer has reached an independent decision with respect to the advisability of the sale of the Shares and, in arriving at such decision, (i) has considered both the value of the Shares as well as the present condition (both financial and otherwise) and future prospects of the Company and (ii) is not relying on any materials (written or oral) provided to Buyer by the Company.

5.6.  Own Account. Buyer is acquiring the Shares for Buyer’s own account for investment and not with a view to or for resale in connection with any distribution of the Shares, provided that, subject to the lockup contained in Section 6.2 hereof, Buyer shall be entitled to sell the Shares pursuant to an effective resale registration statement under the Act or under an exemption from such registration and in compliance with all applicable federal and state securities laws, rules and regulations. Buyer has not offered or sold any portion of the Shares and does not have any agreement, plan or understanding with any person to distribute any of the Shares.

5.7.  Restricted Securities. Buyer understands and acknowledges that the sale of the Shares has not been registered under the Act, the securities laws of any state or any analogous securities laws of any applicable foreign jurisdiction (collectively, "Applicable Laws") in reliance upon an exemption from the Act for non-public or limited offerings. Buyer understands that the Shares are "restricted securities" and must be held indefinitely unless the sale or other transfer thereof is subsequently registered pursuant to any Applicable Laws or an exemption from such registration is available at that time, and Buyer agrees to comply with all Applicable Laws in connection with listing or qualification of the Shares thereunder.

5.8.  No Broker-Dealer. Buyer is neither a "broker-dealer" nor an "affiliate" of a broker-dealer as such terms are defined under the Act.

5.9.  Legend. Certificates for the Shares shall contain a restrictive legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, INCLUDING THE SECURITIES LAWS OF ANY APPLICABLE FOREIGN JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS, IF APPLICABLE. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH OTHER SECURITIES LAWS OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

5.10.  Consultation with Counsel. Buyer acknowledges that he has been advised to consult with Buyer's own attorney regarding legal matters concerning the Company and to consult with Buyer's tax advisor regarding the tax consequences of purchasing the Shares.

6.  Covenants.

6.1 Registration Rights.

(a) The Company hereby agrees and covenants to use its commercially reasonable efforts to (i) prepare and file, within 60 days of the date hereof, a registration statement with the SEC on Form SB-2 or other applicable form covering the resale by Buyer of all of the Shares (together with any securities issued or issuable upon any stock split, dividend or other distribution, the “Registrable Securities”), (ii) cause such registration statement to be declared effective under the Act as soon as possible but, in any event, no later than 120 days after the date hereof, and (iii) list the Registrable Securities covered by such Registration Statement on the principal securities exchange and/or market on which the Common Stock is then listed and prepare and file any required filings with such principal market or exchange

(b) The Company shall promptly notify Buyer of the happening of any event that would cause the prospectus (including any amendments or supplements thereto) included in any registration statement filed pursuant to this Agreement, as then in effect, to contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the Company shall use commercially reasonable efforts to promptly update and/or correct such prospectus.

(c) The Company shall promptly notify Buyer of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of any registration statement filed pursuant to this Agreement or the threat or initiation of any proceedings for that purpose. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(d) The Company shall permit Buyer’s counsel to review any registration statement prepared pursuant to this Agreement and all amendments and supplements thereto within a reasonable period of time prior to the filing of such registration statement, amendment or supplement.

(e) All registration and filing fees, printing expenses, and blue sky fees and expenses shall be borne by the Company. Buyer shall be responsible for all transfer taxes applicable to the sale of Registrable Securities.

6.2 Lockup. Notwithstanding anything contained herein to the contrary, including without limitation, the Company’s agreement to register the Shares pursuant to Section 6.1 hereof, Buyer hereby unconditionally agrees and covenants not to sell, transfer, assign, place a lien or encumbrance upon, or otherwise hypothecate any Shares for a period of six (6) months from the date of this Agreement.

6.3 Board Seat. Miller hereby agrees to vote all shares of Common Stock owned of record or beneficially by him to (or to execute a written consent consenting to), and to take all other actions reasonably necessary (whether in his capacity as a stockholder, director or officer of the Company) to, cause Buyer to be elected to the Board of Directors of the Company as soon as practicable following the Closing and to cause Buyer (or any successor thereto as may be agreed upon by the parties) to thereafter hold a position on the Board of Directors of the Company for so long as Buyer shall continue to own at least fifteen percent (15%) of the issued and outstanding Common Stock.

7.  Closing Condition. Consummation of the purchase and sale of the Shares and the transactions contemplated hereby shall be conditioned upon the execution and delivery by the parties of the Operating Agreement.

8.  Unwind. In the event the Operating Agreement is terminated for any reason other than material breach by Buyer during the period following the execution and delivery of this Agreement until September 30, 2006 (the “Unwind Period”), Buyer shall have the option, but not the obligation, to resell the Shares to the Company for an amount equal to the Purchase Price (the “Resale Purchase Price”). Buyer shall give the Company thirty (30) days advance written notice of its intention to exercise its rights under this Section 8, whereupon the Company and Buyer shall enter into a share purchase agreement substantially on the same terms and conditions as this Agreement, provided that, the Resale Purchase Price shall be payable by the Company to Buyer on the three (3) month anniversary of the date of such share purchase agreement (the “Payment Deadline”), interest to accrue at the rate of one and one-half percent (1.5%) per annum in respect of any portion of the Resale Purchase Price paid after the Payment Deadline. During the Unwind Period, the Company agrees not to incur additional debt in excess of $500,000 required for working capital, without the prior consent of Buyer, which consent shall not be unreasonably withheld.

9.  Survival of Representations, Warranties, Covenants and Agreements. The parties covenant and agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the date hereof.

10.  Indemnification. Each of the Company and Buyer agrees to indemnify and hold harmless the other party and its respective officers, directors, employees, agents or control persons, as applicable, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any breach of any of the representations, warranties, covenants or obligations of the party contained herein.

11.  Notices. Any notice or other communication required or permitted to be given to any party hereunder shall be in writing and shall be given to such party at such party’s address set forth below or such other address as such party may hereafter specify by notice in writing to the other party. Any such notice or other communication shall be addressed as aforesaid and given by (a) certified mail, return receipt requested, with first class postage prepaid, (b) hand delivery, or (c) reputable overnight courier. Any notice or other communication will be deemed to have been duly given (i) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed by certified mail, return receipt requested, with first class postage prepaid, (ii) on the date of service if served personally or (iii) on the business day after delivery to an overnight courier service, provided receipt of delivery has been confirmed:

If to the Company:

Miller Petroleum, Inc.
3651 Baker Highway
Huntsville, Tennessee 37756
Attention: Deloy Miller, Chief Executive Officer

with a copy to:

Snow Becker Krauss P.C.
605 Third Avenue
New York, New York 10158
Attention: Jack Becker, Esq.

If to Buyer:

Wind City Oil & Gas, LLC
Portofino Towers, Suite 1104
300 South Pointe Drive
Miami, Florida 33139-7353

with a copy to:

Peter A. Gish, Esq.
37 Rayton Road
Hanover, New Hampshire 03755

12.  Expenses. Each of the parties hereto shall pay the fees and expenses of its counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement.

13.  Miscellaneous.

13.1.  Partial Invalidity. If it is found in a final judgment of a court of competent jurisdiction (not subject to a further appeal) that any term or provision of this Agreement is invalid or unenforceable, (a) the remaining terms and provisions of this Agreement shall be unimpaired and shall remain in full force and effect and (b) the invalid or unenforceable provision or term of this Agreement shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

13.2.  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any of the parties hereto without the prior written consent of the other party.

13.3.  Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile.

13.4.  Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

13.5.  Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts or choice of law thereof.

13.6.  Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waives any objection to venue in New York County, New York.

13.7.  Headings. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

13.8.  Entire Agreement; Amendments. This Agreement and any documents contemplated hereby contain, and are intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for herein, and supersede any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the parties hereto or a duly authorized representative thereof.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

MILLER PETROLEUM, INC.

By:_____________________________________
Name: Deloy Miller
Title: Chief Executive Officer

WIND CITY OIL & GAS, LLC

________________________________________
Name: Brian E. Caffyn
Title: President

Solely with respect to Section 7:

________________________________________
Deloy Miller

Schedule 3.1

Delivery of Purchase Price

Delivery of the Purchase Price shall be as follows:

See attached payoff letter.